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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


Date of Report            December 18, 1996
               ---------------------------------------------------

                           OCEANIC EXPLORATION COMPANY
                  --------------------------------------------
             (Exact name of Registrant as specified in its charter)


     Delaware                        0-6540                      84-0591071
------------------------          -------------              -------------------
(State or other juris-            (Commission                (I.R.S. Employer
diction of Incorporation          File Number)               Identification No.)


           5000 South Quebec Street, Suite 450, Denver, Colorado 80237
           -----------------------------------------------------------
                    (Address of principal executive offices)

                                   (303) 220-8330
           -----------------------------------------------------------
                         (Registrant's telephone number)


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Item 5.   OTHER EVENTS

In June 1994, Oceanic Exploration Company (the "Registrant") commenced legal action in the Ontario Court of Justice (General Division) (the "Court") in Toronto, Canada, against Denison Mines Ltd. ("Denison") of Canada seeking a declaration by the Court that amounts due the Registrant attributable to its 15% net earnings interest in certain oil and gas producing areas offshore Greece be calculated based on the terms of the license agreement prior to a 1993 amendment agreed to by the consortium and the Greek government.

On December 13, 1996, the Registrant received notification of a favorable judgment on this legal action. The Court's decision obligates Denison to pay the Registrant an amount of approximately US$6,000,000, plus interest, for the years 1993 through 1996 inclusive.

Denison does have the right to appeal the Court's decision; however, it is currently unknown if they intend to do so.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   OCEANIC EXPLORATION COMPANY
                                   --------------------------------------
                                                             (Registrant)



Date: December 18, 1996            /s/ Charles N. Haas
     ----------------------        --------------------------------------
                                   Charles N. Haas            (Name)
                                   President                  (Office)


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